UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2010

Weststar Financial Services Corporation
(Exact name of Registrant as specified in its charter)

North Carolina	000-30515	56-2181423
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		number)

79 Woodfin Place, Asheville, NC 28801-2426
(Address of principal executive offices)

Registrant’s telephone number, including area code (828) 252-1735

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

On June 29, 2010, Weststar Financial Services Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the Company’s shareholders through the solicitation of proxies, and the proposals are described in detail in the Registrant’s Proxy Statement filed with the SEC on April 14, 2010.  The results of the shareholder vote are as follows:

Proposal 1:  Election of Directors

The following individuals were elected to serve as directors to hold office until the 2013 Annual Meeting of Shareholders.

Director Name	For	Withheld	Broker Non-votes
W. Edward Anderson	1,216,290	3,999	659,023
G. Gordon Greenwood	1,103,060	117,229	659,023
Darryl J. Hart	1,102,760	117,529	659,023

Proposal 2:  Ratification of the Appointment of Dixon Hughes PLLC as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2010

Our shareholders ratified the appointment of Dixon Hughes PLLC to serve as the Company’s independent registered public accounting firm for the 2010 fiscal year.

For	Against	Abstain	Broker Non-votes
1,817,448	5,662	56,202	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTSTAR FINANCIAL SERVICES CORPORATION

By:	/s/ Randall C. Hall
Randall C. Hall
Executive Vice President and Secretary

Dated:    June 30, 2010